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                                                                Exhibit 2.3

                             CERTIFICATE OF MERGER
                                    MERGING
                          RW ACQUISITION CORPORATION,
                             a Delaware corporation
                                 WITH AND INTO
                           CARDIOGENESIS CORPORATION
                             a Delaware corporation

                        --------------------------------

Pursuant to Section 251 of the General Corporation Law of the State of Delaware

                        --------------------------------

     RW Acquisition Corporation, a Delaware corporation ("Merger Sub"), and Cardiogenesis Corporation, a Delaware corporation ("Cardiogenesis"), DO HEREBY CERTIFY AS FOLLOWS:

     FIRST:    That the constituent corporations to the merger certified here are Merger Sub and Cardiogenesis. Merger Sub was incorporated on October 16, 1998 pursuant to the Delaware General Corporation Law (the "Delaware Law"), and Cardiogenesis was incorporated on April 11, 1996 pursuant to the Delaware Law.

     SECOND:   That an Agreement and Plan of Reorganization (the
"Reorganization Agreement") dated as of October 21, 1998 by and among Eclipse Surgical Technologies, Inc., a California corporation, Merger Sub and Cardiogenesis, setting forth the terms and conditions of the merger of Merger Sub with and into Cardiogenesis (the "Merger"), has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with Section 251 of the Delaware Law.

     THIRD:    That Cardiogenesis shall be the surviving corporation in the merger (the "Surviving Corporation") and the name of the Surviving Corporation shall be Cardiogenesis Corporation.

     FOURTH:   That pursuant to the Reorganization Agreement, the Restated
Certificate of Incorporation of the Surviving Corporation is amended to read in its entirety as set forth in Exhibit A attached hereto.
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     FIFTH:    That an executed copy of the Reorganization Agreement is on file at the office of the Surviving Corporation at the following address:

               Cardiogenesis Corporation
               540 Oakmead Parkway
               Sunnyvale, California 94086

     SIXTH:    That an executed copy of the Reorganization Agreement will be furnished by the Surviving Corporation, on request and without cost, to any stockholder of any constituent corporation.

     SEVENTH: That the Merger shall become effective upon the filing of this Certificate of Merger with the Secretary of State of the State of Delaware.

     IN WITNESS WHEREOF, each of Merger Sub and Cardiogenesis has caused this Certificate of Merger to be executed in its corporate name as of this 17th day of March, 1999.

                                       CARDIOGENESIS CORPORATION
                                       a Delaware corporation


                                       By: /s/ Allen W. Hill
                                           -----------------------------------
                                           Allen W. Hill
                                           President & Chief Executive Officer


                                       RW ACQUISITION CORPORATION
                                       a Delaware corporation


                                       By: /s/ Douglas Murphy-Chutorian
                                           -----------------------------------
                                           Douglas Murphy-Chutorian
                                           Chief Executive Officer




                                       2
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                                   EXHIBIT A





                     RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                           CARDIOGENESIS CORPORATION
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                     RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                           CARDIOGENESIS CORPORATION



     FIRST.    The name of the corporation is CARDIOGENESIS CORPORATION.

     SECOND.   The address of the corporation's registered office in the State of Delaware is 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The name of the registered agent at such address is The Corporation Trust Company.

     THIRD.    The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

     FOURTH.   The total number of shares which the corporation shall have authority to issue is 1,000 shares of capital stock, and the par value of each share is $0.001 per share.

     FIFTH.    The Board of Directors of the corporation is expressly
authorized to adopt, amend or repeal the by-laws of the corporation, but the stockholders may make additional by-laws and may alter or repeal any by-law whether adopted by them or otherwise.

     SIXTH.    Elections of directors need not be by written ballot except and to the extent provided in the by-laws of the corporation.

     SEVENTH. (a) To the fullest extent permitted by law, no director of the corporation shall be personally liable for monetary damages for breach of fiduciary duty as a director. Without limiting the effect of the preceding sentence, if the Delaware General Corporation Law is hereafter amended to authorize the further elimination or limitation of the liability of a director, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

               (b) Neither any amendment nor repeal of this Article Seventh, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article Seventh, shall eliminate, reduce or otherwise adversely affect any limitation on the personal liability of a director of the corporation existing at the time of such amendment, repeal or adoption of such an inconsistent provision.